6


                                   Registration No. __________

As filed with the Securities and Exchange Commission on December 18, 1996.

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


              TEL-COM WIRELESS CABLE TV CORPORATION
     (Exact name of registrant as specified in its charter)


     Florida                                      59-3175814
(State or other jurisdiction of                              (IRS
Employer Identification No.)
incorporation or organization)
                                        Fernand L. Duquette
501  W.  Grandview Avenue                      501  W.  Grandview
Avenue
Suite 201                               Suite 201
Daytona Beach, Florida 32018                      Daytona  Beach,
Florida 32018
(904) 226-9977                               (904) 226-9977
  (Address  and  telephone number                          (Name,
address, and telephone number,
of Registrant's Principal Executive Offices)   including area
code of agent for service)


  Consulting Agreement dated November 25, 1996, by and between
 Tel-Com Wireless Cable TV Corporation and Ocean Marketing Corp.
                    (Full title of the Plan)

                           Copies to:

                   J. Bennett Grocock, Esquire
                   Grocock, Loftis & Abramson
                     126 E. Jefferson Street
                       Orlando, FL  32801
                         (407) 422-0300

                CALCULATION OF REGISTRATION FEE
  Title of    Amount to     Proposed       Proposed      Amount
 securities       be         maximum        maximum        of
   to be      registered    offering       aggregate    registr
 registered                 price per   offering price   ation
                              share                       Fee

   Common
   Stock       100,0001       $4.85       $485,0002     $146.97
 ($.001 par
   value)

Approximate date of offering hereunder: As soon as practicable after the effective date of this Registration Statement.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The  following documents of Tel-Com Wireless Cable  TV
Corporation (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement.

           (a) Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1995.

          (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No: 0-25896) filed with the Securities and Exchange Commission under Section 12 of the Exchange Act including any subsequent amendments or reports filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Securities Exchange Act of 1934 and is described under Item
3.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Section 607.0850 of the Florida Business Corporation Act permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. In addition,
Section  607.0831  of the Florida Business  Corporation  Act
provides  that  a  director  is not  personally  liable  for monetary damages to a corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy subject to certain exceptions. Reference is made to Article IV of the Registrant's Bylaws which provide for indemnification by the Registrant in the manner and to the full extent permitted by Florida law.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

      The following exhibits are filed as part of this Registration Statement:


     Exhi
     bit
                           Description
     No.

      4.1  Articles  of Incorporation of the  Company,
           as  amended  (filed as Exhibit 3.1  to  the
           Company's  Registration Statement  on  Form
           SB-2,    File    No.    33-88788-A     (the
           "Registration       Statement"),        and
           incorporated herein by reference).

      4.2  Bylaws  of  the Company (filed  as  Exhibit
           3.2  to  the  Registration  Statement,  and
           incorporated herein by reference).

       5 Opinion of Grocock, Loftis & Abramson, a partnership including professional associations

      10   Consulting Agreement dated November 25,
           1996, by and between the Company and Ocean
           Marketing Corp..

     23.1  Consent of BDO Seidman, LLP

     23.2  Consent of Lovelace, Roby & Company, P.A.

     23.3 Consent of Grocock, Loftis & Abramson, a partnership including professional associations (included in its opinion filed as Exhibit 5 hereto)

      24 Power of Attorney (included on signature page of Registration Statement)



Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 18 day of December, 1996.

                            TEL-COM   WIRELESS   CABLE    TV
CORPORATION



                         By: /s/ Fernand L. Duquette
                                  Fernand    L.    Duquette,
President


                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FERNAND L. DUQUETTE, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying, approving, and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title             Date


/s/Fernand L. Duquette      Director, President    12/18/96
Fernand L. Duquette         and Treasurer
                            (Principal Executive
                            Officer; Principal
                            Financial Officer and
                            Accounting Officer)


/s/Dennis J. Devlin         Director               12/18/96
Dennis J. Devlin

                            Director                _______

J. Richard Crowley

                            Director                _______
                                                    __
Richard L. Vega


tcc/filings/Amber S-8
                        EXHIBIT INDEX


     Exhi
      bit                  Description                 Pag
      No.                                               e

      4.1   Articles  of Incorporation of the Company,
            as  amended (filed as Exhibit 3.1  to  the
            Company's Registration Statement  on  Form
            SB-2,    File    No.    33-88788-A    (the
            "Registration       Statement"),       and
            incorporated herein by reference).

      4.2   Bylaws  of  the Company (filed as  Exhibit
            3.2  to  the  Registration Statement,  and
            incorporated herein by reference).

       5 Opinion of Grocock, Loftis & Abramson, a partnership including professional associations

      10    Consulting Agreement dated November 25,
            1996, by and between the Company and Ocean
            Marketing Corp..

     23.1   Consent of BDO Seidman, LLP

     23.2   Consent of Lovelace, Roby & Company, P.A.

     23.3 Consent of Grocock, Loftis & Abramson, a partnership including professional associations (included in its opinion filed as Exhibit 5 hereto)

      24 Power of Attorney (included on signature page of Registration Statement)



_______________________________
1 Shares registered are to be issued pursuant to a Consulting Agreement dated November 25, 1996, by and between Tel-Com Wireless Cable TV Corporation and Ocean Marketing Corp..
2 For the purpose of computing the registration fee only, the price shown is based upon the price of $4.85 per share, the average of the closing bid and asked quotations for the common stock of Tel-Com Wireless Cable TV Corporation as reported by the National Association of Securities Dealers, Inc. Automated Quotation System on December 16, 1996, in accordance with Rule 457.